Exhibit 10.22

Surplus Cash Note Section 232	U.S. Department of Housing and Urban Development Office of Residential Care Facilities	OMB Approval No. 2502-0605 (exp. 03/31/2014)

Public reporting burden for this collection of information is estimated to average 0.5 hours. This includes the time for collecting, reviewing, and reporting the data. The information is being collected to obtain the supportive documentation which must be submitted to HUD for approval, and is necessary to ensure that viable projects are developed and maintained. The Department will use this information to determine if properties meet HUD requirements with respect to development, operation and/or asset management, as well as ensuring the continued marketability of the properties. This agency may not collect this information, and you are not required to complete this form, unless it displays a currently valid OMB control number.

Warning: Any person who knowingly presents a false, fictitious, or fraudulent statement or claim in a matter within the jurisdiction of the U.S. Department of Housing and Urban Development is subject to criminal penalties, civil liability, and administrative sanctions.

Project Name: Eaglewood Care Center (a.k.a. Woodland Manor)
FHA Project No: 043-22101

FOR VALUE RECEIVED, Woodland Manor Property Holdings, LLC, a limited liability company organized and existing under the laws of Georgia (“Maker”) promises to pay to AdCare Administrative Services, LLC, a limited liability company organized and existing under the laws of Georgia (“Payee”) the sum of One Hundred Fifty-Five Thousand Seven Hundred Thirty-Three and 00/100 Dollars ($155,733.00), payable at 1145 Hembree Road, Roswell, Georgia 30076, shall be due and payable on October 1, 2044 (the “Maturity Date”). (The definition of any capitalized term or word used herein but not defined shall have the meaning given such term in that certain Healthcare Regulatory Agreement - Borrower between Maker and the U.S. Department of Housing and Urban Development (“HUD”) (the “Borrower’s Regulatory Agreement”), and/or the Borrower’s Security Instrument, as defined below.)

This Surplus Cash Note is subject to the following terms and conditions:

1.In the event that the maturity date of that certain Open End HealthcareMortgage Deed, Assignment of Leases, Rents and Revenue and Security Agreement, dated as of the date of this Note in the principal amount of ($5,678,400.00) made by Maker to Housing & Healthcare Finance, LLC (“Lender”) in connection with the Project referenced above (the “Borrower’s Security Instrument”) is extended and such extension is approved by HUD then in such event the Maturity Date shall automatically be extended to the extended maturity date of the Borrower’s Security Instrument without further consent of Payee.

2.Except as provided in Section 5 below, as long as HUD is the insurer or holder of the Note secured by the Borrower’s Security Instrument, payments due under this Surplus Cash Note shall be payable only from Surplus Cash. The restriction on payment imposed by this Section shall not excuse any default caused by the failure of Maker to pay the indebtedness evidenced by this Surplus Cash Note.

3.In the event the Indebtedness secured by the Borrower’s Security Instrument is paid in full and the Borrower’s Security Instrument released of record, then the holder of this

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Surplus Cash Note may, at its option, declare the whole principal sum or any balance thereof, together with interest thereon, immediately due and payable. Notwithstanding the foregoing, in the event said indebtedness is paid in full by way of any substitute indebtedness of Maker secured by any substitute security instrument insured or held by HUD under Section 223(a)(7) of the National Housing Act, as amended, the Maturity Date of this Surplus Cash Note shall automatically be extended to the maturity date of the substitute security instrument without the consent of Payee.

4.Maker may pay any part or all of the principal of this Surplus Cash Note on any interest payment date, provided no such prepayment of principal in any amount or any payment of interest shall be made except from Surplus Cash in accordance with the conditions prescribed in the Borrower’s Regulatory Agreement.

5.Notwithstanding the provisions of Sections 2, 4 and 7, Maker may also make payments due hereunder from sources other than income of the Project or Project Assets.

6.Any unauthorized payments, as determined by HUD, shall be returned to the Project.

7.Except as permitted pursuant to Section 5 hereof, no prepayment of this Surplus Cash Note shall be made until after final endorsement for mortgage insurance by HUD of the Note, unless such prepayment is made from non-Project sources.

8.This Surplus Cash Note is non-negotiable.

9.Interest on this Surplus Cash Note shall not be compounded as long as HUD is the insurer or holder of the Note secured by the Borrower’s Security Instrument.

10.Maker hereby waives presentment, demand, protest and notice of demand, protest and nonpayment of this Surplus Cash Note.

11.    The terms and provisions of this Surplus Cash Note are also for the benefit of and are enforceable by HUD against any party hereto, their successors and assigns. This Surplus Cash Note shall not be modified or amended without the written consent of HUD.

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IN WITNESS WHEREOF, Maker has executed this Surplus Cash Note on this 24th day of September, 2014.

MAKER:

WOODLAND MANOR PROPERTY HOLDINGS, LLC
By: /s/ Ronald W. Fleming
Manager

Maker and Payee hereby certify that this is a bona fide transaction and that they fully understand all the requirements of this Surplus Cash Note, and that no prepayment of principal or interest shall be made or accepted without evidence that HUD has authorized such prepayment, unless such prepayment is from Surplus Cash or non-Project sources as described in Sections 2 and 5. If an unauthorized prepayment is made or accepted, the funds shall be returned to the Project immediately upon discovery.

Maker and Payee hereby certify that the statements and representations of fact contained in this instrument and all documents in connection with this transaction are, to the best of their knowledge, true, accurate, and complete.  This instrument has been made, presented, and delivered for the purpose of influencing an official action of HUD in insuring the Loan, and may be relied upon by HUD as a true statement of the facts contained therein.

MAKER:

WOODLAND MANOR PROPERTY HOLDINGS, LLC
By: /s/ Ronald W. Fleming
Manager

PAYEE:

ADCARE ADMINISTRATIVE SERVICES, LLC
By: /s/ Ronald W. Fleming
Manager

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